As amended through March 2000(1)

                          LIBERTY ASSET MANAGEMENT COMPANY
                         LIBERTY ADVISORY SERVICES CORP.
                            STEIN ROE & FARNHAM INC.(2)
                             CRABBE HUSON GROUP INC.
                          NEWPORT FUND MANAGEMENT, INC.

                        Code of Ethics With Respect To

                          LIBERTY ALL-STAR EQUITY FUND
                       LIBERTY ALL-STAR GROWTH FUND, INC.
                                LIBERTY TRUST IX
                       LIBERTY VARIABLE INVESTMENT TRUST3
                                NEWPORT FUNDS(4)

1.  Background.

         Liberty Asset Management Company ("LAMCO") serves as an "investment adviser", as defined in the Investment Company Act of 1940 (the "1940 Act"), by being the adviser or sub-adviser of several multi-managed funds (the "All-Star Funds"): Liberty All-Star Equity Fund and Liberty All-Star Growth Fund, Inc., both registered closed-end investment companies, Liberty All-Star Equity Fund, Variable Series, a multi-managed series of Liberty Variable Investment Trust ("LVIT") an open-end series investment company which serves as an investment vehicle for variable annuity and variable life insurance contracts issued by participating insurance companies, and Liberty Trust IX, an open-end series investment company with several multi-managed series. Liberty Funds Distributor, Inc. distributes shares of LVIT and Liberty Trust IX. The All-Star Funds differ from conventional registered investment companies in that LAMCO is not responsible for the purchase or sale of their individual portfolio securities. That responsibility is assigned to independent Portfolio Managers recommended and monitored by LAMCO who make investment decisions regarding the purchase or sale of particular portfolio securities for the respective portions of the portfolios of the All-Star Funds assigned to them by LAMCO without the prior approval and, in most instances, the prior knowledge of LAMCO. All-Star Fund Portfolio Managers have no affiliation with LAMCO.

         LAMCO also allocates the assets of the three Colonial Counselor Select Portfolios among mutual funds advised by Colonial Management Associates, Inc. or affiliates thereof.

         Liberty Advisory Services Corp. ("LASC"), a subsidiary of Liberty Financial Companies, Inc. ("LFC"), recommends sub-advisors for and provides general investment programs for the funds of Liberty Variable Investment Trust (the "LVIT Funds"). Day-to-day portfolio management responsibility for the LVIT Funds is performed by Colonial Management Associates, Inc. ("Colonial"), Newport Fund Management, Inc. ("Newport"), and Crabbe Huson Group, Inc. ("Crabbe Huson"), all of whose directors, officers and access persons are subject to codes of ethics adopted by those organizations, or LAMCO (in the case of Liberty All-Star Equity Fund, Variable Series, and Liberty Trust IX). Investment decisions for the LVIT Funds are made without the prior approval or prior knowledge of LASC.

--------
(1) The Code of Ethics was amended in March 2000 to reflect (i) the reconstitution of the Board of Trustees of the Liberty Variable Investment Trust and its adoption of the Code of Ethics applicable to the Liberty Funds, and (ii) the establishment of Liberty Trust 9, the umbrella trust for the open-end funds advised by LAMCO.
(2)
(3) This Code of Ethics is applicable to LASC, LVIT, Newport, Crabbe Huson, and Stein Roe only with respect to officers and directors of those funds or companies located at 600 Atlantic Avenue, Boston, MA.
(4) This Code of Ethics is applicable to Newport Fund Management, Inc. and the Colonial Newport Funds only with respect to officers and directors of Newport Fund Management, Inc. located at 600 Atlantic Avenue, Boston, MA.
(5) Colonial and Newport and their respective directors, officers and access persons (other than directors and officers of Newport located at 600 Atlantic Avenue, Boston) are subject to separate codes of ethics.

         Newport is the investment adviser of the Newport Funds, which are series of other Liberty Trusts, as well as of one of the LVIT Funds.

         Crabbe Huson is the investment adviser of the Crabbe Huson Funds, which are series of other Liberty Trusts, as well as of one of the LVIT Funds.

         Section 17(j) of the 1940 Act provides, inter alia, that it is unlawful for any principal underwriter of or investment adviser for a registered investment company, or any affiliated person of an investment adviser or principal underwriter, "to engage in any act, practice, or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the investment company in contravention of such rules and regulations as the [Securities and Exchange] Commission may adopt to define, and prescribe means reasonably necessary to prevent, such acts, practices or courses of business as are fraudulent, deceptive or manipulative."

         The Commission has adopted Rule 17j-1 which provides, inter alia, that it is unlawful for any affiliated person of a registered investment company or its investment adviser, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

         (i) to employ any device, scheme or artifice to defraud such investment company;

         (ii) to make to such investment company any untrue statement of a material fact or to omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company; or

         (iv) to engage in any manipulative practice with respect to the investment company.

         This Code of Ethics is designed to satisfy LAMCO's and LASC's obligation (and Newport's and Crabbe Huson's with respect to their officers and directors located at 600 Atlantic Avenue, Boston, Massachusetts) as investment advisers (i) to have a written Code of Ethics prohibiting certain "access persons" (as defined below) from engaging in practices prohibited by Rule 17j-1, and (ii) to require reporting of certain securities transactions by access persons.

2.  Definitions.

         For purposes of this Code of Ethics, the following definitions shall apply:

         a. The term "access person" means: (i) every director, officer and "advisory person" (as defined below) of
                  LAMCO and LASC; (ii) every officer and advisory person of the All-Star closed-end funds and Liberty
                  Trust IX other than access persons of Colonial, Newport, or Crabbe Huson covered by those firms' codes of ethics; (iii) every officer or advisory person of LVIT who is not an access person of Colonial,
                  Newport or Crabbe Huson5; (iv) every director and officer of Newport or Crabbe Huson located at 600
                  Atlantic Avenue, Boston, Massachusetts, and (v) every trustee or director of the All-Star closed-end funds, Liberty Trust IX and LVIT who is not an "interested person" of such investment companies (i.e.,
                                                          ---
                  "outside" trustees or directors), but only if such outside trustee or director knew or, in the ordinary
                                                    -----------
                  course of fulfilling his official duties as a trustee or director should have known, that during the 15-day period immediately preceding or after the date of the transactions in a security by the trustee or director such security is or was purchased or sold by the Fund of which he or she is a trustee or director or such purchase or sale by such Fund is or was considered by it or its portfolio managers.

         b. The term "advisory person" of LAMCO, LASC, the All-Star closed-end funds, Liberty Trust IX or LVIT means every employee of LAMCO, LASC, the All-Star closed-end funds, Liberty Trust IX or LVIT other than access persons of Colonial, Newport or Crabbe Huson who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the All-Star closed-end funds, Liberty All-Star Growth and Income Fund, any of the LVIT Funds (including Liberty All-Star Equity Fund, Variable Series), or any series of Liberty Trust IX, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         c. The term "beneficially" as applied to a person's ownership of securities means, in general, interests in securities, the benefits of which, substantially equivalent to those of ownership, are enjoyed, directly or indirectly, by the person by reason of any contract, understanding, relationship (such as, for example, that of spouse, child or other close familial relationship), agreement or other arrangement, and by reason of which such person should be regarded as the beneficial owner, although such securities may not be registered or standing in the books of the issuer in the name of such person. See: Attachment "B" for additional information concerning beneficial ownership of securities.

         d. The term "purchase or sale of a security" includes the writing of an option to purchase or sell a security.

         e.       The term  "security"  has the  meaning  set  forth in  Section
                  2(a)(36) of the 1940 Act, except that it does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

         f. The phrase "security held or to be acquired" means any security which, within the most recent 15 days, is or has been held by one of the All-Star closed-end funds, Liberty All-Star Growth and Income Fund, any of the LVIT funds, or any series of Liberty Trust IX, or is being or has been considered by it.

3.   Statement of Policy.

         The fundamental position of LFC with respect to the All-Star closed-end funds, Liberty All-Star Growth and Income Fund, the LVIT Funds, Liberty Trust IX, and (with respect only to officers and directors of Newport or Crabbe Huson located at 600 Atlantic Avenue) the Newport Funds or the Crabbe Huson funds, respectively (collectively, the "Related Funds") is and has been that all action which is detrimental, or potentially detrimental, to such investment companies and all action by their access persons which is designed to profit by the market effect of securities transactions of such investment companies must be avoided. Accordingly, private financial transactions by access persons must be conducted in a manner consistent with their duties to the Related Funds without any actual or potential conflict with the interests of the Funds.

         It should be noted, however, that LAMCO, LASC, Newport and Crabbe Huson consider it proper that purchases be made by access persons in the market place of securities that may be owned by an Related Fund, provided that such purchases are made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to ensure that the prohibitions of this Code of Ethics are not violated.

4.  General Restrictions

         No access person may:

         a. knowingly purchase or sell securities, directly or indirectly, in such a way as to personally compete in the market with any Related Fund, or otherwise personally act to injure their transactions:

         b. use knowledge of securities transactions by an Related Fund to profit personally, directly or indirectly, by the market effect of such transactions; and

         c. give to any person information not generally available to the public of proposed or current purchases or sales by any Related Fund.

5.  Specific Restrictions

         a.  Initial Public Offerings and Underwritings

         Access persons may not purchase securities in an initial public offering (defined as an initial offering through underwriters of a security of a company that is not then public).

         b.   Acceptance of Favors or other Gifts

         No access person may accept any personal favor or receive any gift or other thing of more than de minimus value from any broker, investment management firm or other person that does business with or on behalf of an Related Fund, or which might have the effect of obligating an Related Fund to such broker, investment management firm or other person in any manner.

         c.  Participation in Private Placements

         Access persons may not acquire securities in a private placement without the prior approval of the Review Officer specified in Section 8. The Review Officer's decision to approve or disapprove such acquisition shall take into account (i) the likelihood of the issuer becoming a publicly traded company and of an Related Fund acquiring securities of that issuer, and (ii) whether the opportunity to invest in the private placement is being offered to the LAMCO, LASC or Newport access person by virtue of his or her position with or relationship to the Related Funds.

         d.  Service as a director of publicly traded companies

         No access person may serve on the board of directors of any publicly traded companies, unless specifically authorized in advance by the Review Officer designated in Section 8 below.

6.  Reporting Requirements.

         No report or additional report need be filed by the outside trustees or directors of the Related Funds who are excluded from the definition of "access persons."

         Each access person shall submit to the Review Officer or Alternate Review Officer referred to in Section 8 below a report in the form annexed hereto as Attachment "A" or in similar form (such as a computer printout), within 10 days of each of March 31, June 30, September 30 and December 31 of each year, which report shall set forth at least the following information as to all transactions in securities (as defined in Section 2(e) above) during the quarterly period ended on such March 31, June 30, September 30 or December 31 in which such access person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership:

         a. the date of the transaction and the title, class and number of shares or principal amount of each security involved:

         b. the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

         c.       the price at which the transaction was effected; and

         d. the name of the broker, dealer, or bank with or through whom the transaction was effected.

Such report, however, need not include transactions effected for any account over which such person does not have any direct or indirect influence or control.

7.  Notice to Access Persons.

         LAMCO and LASC shall identify all access persons who are under a duty to submit reports pursuant to Section 6, inform such persons of such duty and provide such persons with copies of this Code of Ethics.

8.  Review of Reports.

         Each report submitted pursuant to Section 6 shall be reviewed with respect to its compliance with this Code of Ethics by the General Counsel of LFC or the Chief Compliance Officer of LFC, or such other Review Officer or Alternate Review Officer as may be designated by the trustees or directors of the Related Funds.

9.  Sanctions.

         Any violation of this Code of Ethics or Rule 17j-1 shall result in the imposition of such sanctions as the Board of Directors of LAMCO, LASC, Newport or Crabbe Huson, as the case may be, may deem appropriate under the circumstances, including, but not limited to, removal or suspension from office, a letter of censure and/or restitution to the affected Related Fund of an amount equal to the advantage the offending person shall have gained by reason of such violation.

10.  Record Keeping Requirements.

         LAMCO, LASC, and (with respect only to officers and directors located at 600 Atlantic Avenue, Boston) Newport and Crabbe Huson shall maintain and preserve for five years in an easily accessible place:

         a. a copy of this Code of Ethics, and any amendments thereto or replacements;

         b.       records of any violations of this Code of Ethics;

         c.       copies of all reports submitted under this Code of Ethics; and

         d.       a list of all persons required to submit reports hereunder.

March 27, 1986 As amended through March, 2000.

                                                       ATTACHMENT A

                                   MEMORANDUM


TO:

FROM: Fred J. Franklin, Chief Compliance Officer, Liberty Financial Companies, Inc.

DATE:

RE:           Report of Securities Transactions for Quarter Ended ______________

--------------------------------------------------------------------------------


_______ The following securities transactions are being reported for the above-stated quarter.

--------------- ----------------------- ---------------------------- ----------------- ---------- --------------------
                                                                     Number of
                                                                     Shares or
Date of                                                              Principal Amount             Person Through
Transaction     Nature of Transaction*  Title and Class of                             Price      Whom Effected**
                                        Securities
--------------- ----------------------- ---------------------------- ----------------- ---------- --------------------




----------------------------------------------------------------------------------------------------------------------

/*/      Purchase, sale or other type of acquisition or deposit (describe).

/**/ Broker, dealer or bank with or through whom the transaction was effected.

Note: Transactions in shares of registered open-end investment companies (mutual funds) need not be reported.



_______ I have no transactions to report for the above-stated quarter.

                           --------------------------------
                           Signature


PLEASE RETURN THIS COMPLETED FORM BY _______________TO:

                  Joe Tobin, Liberty Financial Companies, Inc.